SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 8-K

                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     JUNE 24, 1996
                                                 ---------------------
                           CAREER HORIZONS, INC.
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)

             DELAWARE                0-23534               22-3038096
     ---------------------------    ----------            ------------
    (State or other jurisdiction    Commission           (IRS Employer
         of incorporation)          File Number)      Identification No.)

     177 CROSSWAYS PARK DRIVE, WOODBURY, NY                     11797
     --------------------------------------                    -------
    (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code       (516) 682-1400
                                                         ---------------

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                            CAREER HORIZONS, INC.

ITEM 5.   Other Events
          -------------

On June 24, 1996, Career Horizons, Inc. (the "Registrant") acquired the business of Dial A Temporary, a provider of general supplemental staffing.

Based in Parsippany, NJ, with branch offices in Berkeley Heights and Piscataway, NJ, Dial A Temporary provides a wide variety of professional, administrative, office support, and light industrial workers for short and long-term supplemental positions and permanent placement.

Revenues for the year ended December 31, 1995 were approximately $10 million.

Terms of the acquisition of the privately-held firm were not disclosed. The Registrant funded the acquisition from working capital.

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         CAREER HORIZONS, INC.
                                         -----------------------
                                         (Registrant)



Date:     June 24, 1996            By:  /s/ Michael T. Druckman
         ------------------             -----------------------
                                         Michael T. Druckman
                                         Senior Vice President,
                                         Treasurer and Asst.
                                         Secretary
                                         (Principal Financial and
                                          Accounting Officer)


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                          CAREER HORIZONS, INC.

                           INDEX TO EXHIBITS

EXHIBIT NO.         DESCRIPTION
- -----------         -------------

20.1                Press Release Announcing the Acquisition of Dial
                    A Temporary

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